Peoples Educational Holdings, Inc.

299 Market Street

Saddle Brook, NJ 07663

For Immediate Release

Peoples Educational Holdings, Inc. Common Stock

Begins Trading on OTCQB Marketplace

Saddle Brook, New Jersey, June 15, 2012 – Peoples Educational Holdings, Inc. (OTCQB: PEDH) today announced that effective at the open of market on Thursday, June 14, 2012, the Company's common stock has begun quotation and trading under the symbol “PEDH” on the OTCQB Marketplace, operated by OTC Markets Group.

The transition of the Company’s common stock to the OTCQB Marketplace does not change the Company's obligation to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws. In addition, the transition of the Company’s common stock to the OTCQB Marketplace will have no effect on the shares themselves or stockholders’ ability to trade the Company’s common stock on the OTCQB Marketplace.

OTC Markets Group Inc. operates the world's largest electronic marketplace for broker-dealers to trade unlisted stocks, including the OTCQB Marketplace.

About Peoples Educational Holdings, Inc.

Peoples Educational Holdings, Inc. is a publisher and marketer of print and digital educational materials for the K-12 school market. The Company focuses its efforts in three market areas:

Test Preparation, Assessment, and Instruction

•	Test Preparation and Assessment: We create and sell state-customized, print and digital, test preparation and assessment materials that help teachers prepare students for success in school and for required state proficiency tests for grades 1-12.

•	Instruction: We produce and sell proprietary state-customized print worktexts and print and web-based delivered assessments for grades 1-8. These products provide students with in-depth instruction and practice in reading, language arts, and mathematics.

Literacy

•	We distribute supplemental literacy materials for grades K-8. These materials include an extensive selection of leveled reading materials, high interest engaging resources for striving readers, series that integrate reading, science and social studies, and selections and strategies for students who are in the process of learning English.

College Preparation

•	We distribute and publish instructional materials that meet the required academic standards for high school honors, college preparation, and Advanced Placement courses. We are the exclusive high school distributor for two major college publishers. We also publish our own proprietary college preparation supplements and ancillary materials.

Forward-Looking Statements

This press release contains forward-looking statements (as defined in section 21E of the Securities Exchange Act of 1934) regarding the Company and its markets. These forward-looking statements involve a number of risks and uncertainties, including (1) changes in demand from customers, (2) changes in product or customer mix or revenues and in the level of operating expenses, (3) rapidly changing technologies and the Company's ability to respond thereto, (4) the impact of competitive products and pricing, (5) federal, state and local levels of educational spending, (6) the Company’s ability to retain qualified personnel, (7) the Company’s ability to retain its distribution agreements in the College Preparation and Literacy markets, (8) the sufficiency of the Company’s copyright protection, and (9) the Company’s ability to continue to rely on the services of a third-party warehouse, and other factors as discussed in the Company’s filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.

Contact:

Peoples Educational Holdings, Inc., Saddle Brook, NJ 07663

Press Contact: Victoria Kiely

Phone: 201-712-0090 ext. 215

investorrelations@peoplesed.com

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